UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 28, 2007
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
incorporation or organization)	Number)

2501 CEDAR SPRINGS
DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d) Appointment of Director
          On December 28, 2007, the Board of Directors (the “Board of Directors”) of Crosstex Energy GP, LLC (the “Company”), the general partner of Crosstex Energy GP, L.P., the general partner of Crosstex Energy, L.P. (the “Registrant”) appointed Leldon E. Echols as a member of the Board of Directors, effective as of January 1, 2008. Mr. Echols has also been appointed to serve as a member of the Audit Committee of the Board of Directors.
          There is no arrangement or understanding between Mr. Echols and any other person pursuant to which Mr. Echols was appointed as a director of the Company. There are no transactions in which Mr. Echols has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
          On January 3, 2008, the Registrant issued a press release announcing the appointment of Leldon E. Echols to the Board of Directors, effective as of January 1, 2008. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
          In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press Release dated January 3, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, L.P.,
its General Partner
	By:	Crosstex Energy GP, LLC,
its General Partner

Date: January 3, 2008	By:	/s/ William W. Davis

William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press Release dated January 3, 2008.